UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 29, 2008
PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25887	36-3681151
(State or other jurisdiction	(Commission file number)	(I.R.S. employer
of incorporation)		identification no.)

70 West Madison		60602
Chicago, Illinois		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (312) 683-7100
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c)	Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 29, 2008, PrivateBancorp, Inc. (the “Company”), announced the resignation of Hugh McLean, Executive Managing Director and President, PrivateBank — Suburban Offices, effective February 29, 2008. Mr. McLean was also a director of The PrivateBank — St. Louis.
     The Company also announced that Gary S. Collins, currently Executive Managing Director and President, PrivateBank — Chicago Offices, has been appointed to the new position of Executive Managing Director and President of The PrivateClients Group, a new line of business of The PrivateBank — Chicago, effectively immediately. In this position, Mr. Collins has management responsibility for the Bank’s private client services in all of the Company’s Chicago metropolitan offices, including its suburban offices, which previously reporting to Mr. McLean.
     On February 29, 2008, the Company issued the attached press release, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit	Description

99.1	Press Release dated February 29, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2008	PRIVATEBANCORP, INC.
	By:	/s/ Larry D. Richman
Larry D. Richman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated February 29, 2008.

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